Exhibit 99.1

For Immediate Release
For Further Information, Contact:
Jeffrey Nathanson, Director, Investor Relations
207 761-8517

Banknorth reports record earnings. Net Income Up 8%.

(Third Quarter Earnings Conference Call at 10:30 a.m. Eastern Time today, October 18, 2004. Dial-in number for USA and Canada is 800 901-5259. International dial-in number is 617-786-4514. Passcode for both numbers is 81790025. Replay number for USA and Canada is 888-286-8010. International replay dial-in number is 617-801-6888. Replay passcode for both is 29324389. Live webcast and webcast replay available at www.banknorth.com, Investor Relations.)

Banknorth Group, Inc. (NYSE: BNK) today reported record quarterly net income of $97.8 million for the third quarter ended September 30, 2004, up 8% from net income of $90.3 million for the third quarter a year ago. On a per diluted share basis, net income was 55 cents for the third quarter of 2004 and 55 cents for the third quarter of 2003.

Exclusive of merger and consolidation costs, income was $102.1 million for the quarter ended September 30, 2004, up 12% from $90.8 million for the quarter ended September 30, 2003. On a per diluted share basis, income exclusive of merger and consolidation costs was 58 cents for the quarter ended September 30, 2004, up 5.5% from 55 cents for the quarter ended September 30, 2003.

For the nine months ended September 30, 2004, net income was up 10% over the first nine months of last year to $283.9 million from $259.2 million. On a per diluted share basis, net income for the first nine months of 2004 increased 4% to $1.65 from $1.59 for the first nine months of 2003.

For the nine months ended September 30, 2004, income excluding merger and consolidation costs was up 11% to $292.0 million from $263.6 million for the same period a year ago. On a per diluted share basis, income excluding merger and consolidation costs for the first nine months of 2004 increased 5% to $1.70 from $1.62 for the first nine months of 2003.

“I am pleased to continue our track record of delivering record quarterly earnings,” said William J. Ryan, Banknorth Chairman, President and Chief Executive Officer. “It was a good quarter with solid loan and deposit growth despite only a slight increase in our net interest margin,” added Mr. Ryan.

The Company also announced today a balance sheet de-leveraging whereby the Company has sold approximately $1.2 billion of securities and prepaid a similar amount of borrowings both of which had a duration of approximately 3.5 years. The transaction will result in an after-tax charge of approximately $52.5 million ($80.8 million pre-tax) in the 4th quarter of 2004. “We continuously review our balance sheet and given the current interest rate environment, the de-leveraging made good economic sense at this time.” said Mr. Ryan. “On a pro forma basis, the de-leveraging should enhance shareholder value by improving the Company’s annual net interest margin by approximately 24 basis points, pre-tax earnings by approximately $24.5 million, return on assets by approximately 12 basis points and return on equity by approximately 79 basis points.” In addition, on a pro forma basis, the de-leveraging will decrease the Company’s securities as a percent of total assets by 3%. The yield on the securities portfolio sold was 2.76% while the interest rate on the borrowings paid off was 4.77%.

Total loans and leases at September 30, 2004 increased by 16% over the levels at September 30, 2003, led by increases in commercial business loans and leases of 18%, commercial real estate mortgages of 16% and consumer loans and leases of 14%. Exclusive of acquisitions, total loans and leases increased by 8% which included a 14% increase in commercial business loans, a 6% increase in commercial real estate mortgages and a 10% increase in consumer loans and leases.

Total deposits at September 30, 2004 increased by 9% over the levels at September 30, 2003 primarily as a result of increases in noninterest bearing deposits of 23% and retail money market and NOW accounts of 14% and net of a decline in retail certificates of deposit of 6%. Exclusive of acquisitions, total deposits increased by 0.6% which included a 12% increase in noninterest bearing deposits and a 5% increase in retail money market and NOW accounts, which more than offset an 11% decline in retail certificates of deposit.

The Company’s net interest margin during the three months ended September 30, 2004 was 3.68%, up 5 basis points from 3.63% for the quarter ended September 30, 2003 and up slightly from 3.66% for the quarter ended June 30, 2004. The margin did not expand significantly due in part to a flattening of the yield curve in the third quarter of 2004.

Noninterest income for the quarter ended September 30, 2004 increased by 3% from the quarter ended September 30, 2003, primarily as a result of a 26% increase in trust and investment management services income, a 23% increase in both merchant and electronic banking services income and investment planning services income, and a 14% increase in insurance commissions. These increases in noninterest income were partially offset by a decline in both net gains on sales of securities of 13% and other noninterest income of 30%. For the nine month period ended September 30, 2004, noninterest income declined 5% to $269.2 million from $282.7 million for the same period a year ago, due primarily to declines in net gains on sales of securities and other noninterest income.

Excluding merger and consolidation expenses, noninterest expense for the quarter ended September 30, 2004 increased by 12% from the quarter ended September 30, 2003. Excluding both the impact of acquisitions and merger and consolidation costs, noninterest expense was up 5% for the third quarter of 2004 as compared to the third quarter of 2003.

Asset quality remained sound with total nonperforming assets declining to $68.1 million at September 30, 2004 from $70.4 million at September 30, 2003. Nonperforming loans as a percentage of total loans and leases declined to .36% at September 30, 2004 from .42% at September 30, 2003. Net charge-offs amounted to $8.8 million during the third quarter of 2004 and were essentially flat from the second quarter of 2004. As a percentage of average loans, net chargeoffs declined slightly to 19 basis points during the three months ended September 30, 2004.

At September 30, 2004, the Company’s Tier 1 leverage capital ratio was 6.95% and its total risk based capital ratio was 11.62% as compared to 6.56% and 11.29%, respectively, at September 30, 2003. Tangible equity to tangible assets at September 30, 2004 was 5.89%, up 43 basis points from 5.46% at September 30, 2003. Shareholders’ equity at September 30, 2004 was $3.0 billion, up from $2.5 billion at September 30, 2003. At September 30, 2004, the Company’s book value per share was $17.50 and its tangible book value per share was $9.34 up from $15.32 and $8.32, respectively, at September 30, 2003.

At September 30, 2004, Banknorth Group Inc., headquartered in Portland, Maine, had assets of $29 billion. The pending acquisition of BostonFed Bancorp, Inc., expected to close in the first quarter of 2005, is projected to increase Banknorth’s assets by more than $1.5 billion. The Company’s banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). The Company and Banknorth, N.A. also operate subsidiaries and divisions in insurance, money management, merchant services, mortgage banking, government banking and other financial services and offers investment products in association with PrimeVest Financial Services, Inc. The Company’s website is at www.banknorth.com.

On August 26, 2004, Banknorth Group, Inc. and TD Bank Financial Group (NYSE and TSE: TD) announced that they entered into a definitive agreement for TD to acquire 51% of the outstanding shares of Banknorth, subject to receipt of required regulatory and shareholder approvals and other customary conditions.

Note: This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as the amortization of intangible assets in the case of “cash basis” performance measures. These non-GAAP measures also may exclude other significant gains or losses that are unusual in nature, such as security gains and prepayment penalties. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Banknorth. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited, to, changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting Banknorth’s operations. In addition, acquisitions may result in large one-time charges to income, may not produce revenue enhancements or cost savings at levels or within time frames originally anticipated and may result in unforeseen integration difficulties. Investors are encouraged to access Banknorth’s periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Banknorth, including information which could affect Banknorth’s forward-looking statements.

CONTACT: Banknorth Group, Inc.

Jeffrey Nathanson, 207-761-8517

SOURCE: Banknorth Group, Inc.

Banknorth Group, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	September 30,	%	June 30,	%
(In thousands)	2004	2003	Change	2004	Change
Cash and due from banks	$575,840	$559,056	3%	$613,675	-6%
Federal funds sold and other short-term investments	4,031	31,645	-87%	10,917	-63%
Securities available for sale	7,369,269	6,938,938	6%	7,888,172	-7%
Securities held to maturity	94,026	141,626	-34%	103,792	-9%
Loans and leases held for sale	47,487	74,696	-36%	67,207	-29%
Loans and leases:
Residential real estate mortgages	3,096,739	2,702,895	15%	3,092,269	0%
Commercial real estate mortgages	6,182,835	5,310,179	16%	6,086,800	2%
Commercial business loans and leases	3,856,296	3,265,795	18%	3,825,003	1%
Consumer loans and leases	5,274,921	4,646,983	14%	5,106,240	3%

Total loans and leases	18,410,791	15,925,852	16%	18,110,312	2%
Less: Allowance for loan and lease losses	242,885	229,581	6%	247,620	-2%

Loans and leases, net	18,167,906	15,696,271	16%	17,862,692	2%
Premises and equipment	285,940	264,752	8%	288,362	-1%
Goodwill	1,369,112	1,094,334	25%	1,364,716	0%
Identifiable intangible assets	52,593	37,340	41%	53,972	-3%
Bank owned life insurance	517,359	482,255	7%	500,132	3%
Other assets	502,521	420,024	20%	522,153	-4%

	$28,986,084	$25,740,937	13%	$29,275,790	-1%

Liabilities & Shareholders’ Equity
Deposits:
Regular savings	$2,572,473	$2,473,397	4%	$2,624,256	-2%
Retail money market and NOW accounts	7,924,839	6,922,924	14%	7,872,310	1%
Retail certificates of deposit	4,646,725	4,943,292	-6%	4,701,046	-1%
Brokered deposits	575	—	NM	—	NM
Noninterest bearing deposits	4,225,861	3,444,084	23%	4,139,017	2%

Total deposits	19,370,473	17,783,697	9%	19,336,629	0%
Borrowings from the Federal Home Loan Bank	1,479,160	1,557,622	-5%	1,476,626	0%
Federal funds purchased and securities sold under repurchase agreements	3,453,476	2,740,809	26%	4,625,277	-25%
Subordinated debt and senior notes	354,684	359,172	-1%	340,002	4%
Other borrowings	759,369	7,309	10290%	158,774	378%
Junior subordinated debentures	310,746	—	NM	310,746	0%
Company obligated, mandatorily redeemable securities of subsidiary trusts holding solely parent junior subordinated debentures	—	295,056	-100%	—	NM
Other liabilities	211,934	521,692	-59%	161,044	32%

Total liabilities	25,939,842	23,265,357	11%	26,409,098	-2%

Shareholders’ equity	3,046,242	2,475,580	23%	2,866,692	6%

	$28,986,084	$25,740,937	13%	$29,275,790	-1%

Banknorth Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except per share data)	Nine Months Ended September 30,		%	Three Months Ended September 30,		%
	2004	2003	Change	2004	2003	Change
Interest and dividend income	$927,159	$902,555	3%	$325,361	$290,750	12%
Interest expense	239,840	275,012	-13%	85,701	80,918	6%

Net interest income	687,319	627,543	10%	239,660	209,832	14%
Provision for loan and lease losses	29,670	31,901	-7%	10,670	10,500	2%

Net interest income after provision for loan and lease losses	657,649	595,642	10%	228,990	199,332	15%

Noninterest income:
Deposit services	80,995	71,441	13%	27,583	25,167	10%
Insurance brokerage commissions	38,431	34,235	12%	12,417	10,930	14%
Merchant and electronic banking income, net	37,196	31,235	19%	13,723	11,115	23%
Trust and investment management services	29,300	23,486	25%	10,280	8,178	26%
Bank owned life insurance	17,503	16,952	3%	5,732	5,785	-1%
Investment planning services	14,619	10,928	34%	4,634	3,761	23%
Net gains on sales of securities	10,060	39,778	-75%	3,124	3,573	-13%
Other noninterest income	41,103	54,668	-25%	14,020	20,147	-30%

	269,207	282,723	-5%	91,513	88,656	3%

Noninterest expense:
Salaries and employee benefits	266,473	245,170	9%	91,935	82,230	12%
Occupancy and equipment expense	83,051	79,928	4%	27,940	26,188	7%
Data processing	31,573	31,059	2%	11,118	10,466	6%
Advertising and marketing	20,105	16,569	21%	6,278	5,553	13%
Amortization of identifiable intangible assets	6,367	6,622	-4%	2,379	2,320	3%
Merger and consolidation costs (1)	11,351	6,788	67%	5,603	808	593%
Prepayment penalties on borrowings	—	30,490	-100%	—	—	NM
Other noninterest expense	78,822	68,968	14%	28,945	24,082	20%

	497,742	485,594	3%	174,198	151,647	15%

Income before income tax expense	429,114	392,771	9%	146,305	136,341	7%
Income tax expense	145,169	133,574	9%	48,534	46,063	5%

Net Income	$283,945	$259,197	10%	$97,771	$90,278	8%

Weighted average shares outstanding:
Basic	168,646	160,498	5%	173,271	161,517	7%
Diluted	172,201	162,789	6%	176,756	164,446	7%
Earnings per share:
Basic	$1.68	$1.61	4%	$0.56	$0.56	0%
Diluted	1.65	1.59	4%	0.55	0.55	0%

(1)	Merger and consolidation costs consist of merger charges, certain asset write-downs and branch closing costs.
NM - calculated % change is not meaningful

Banknorth Group, Inc. and Subsidiaries

SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(In thousands, except per share data)	Nine Months Ended September 30,		%	Three Months Ended September 30,		%
	2004	2003	Change	2004	2003	Change
Net interest income	$687,319	$627,543	10%	$239,660	$209,832	14%
Net income	$283,945	$259,197	10%	$97,771	$90,278	8%
Shares outstanding (end of period)	174,023	161,543	8%	174,023	161,543	8%
Weighted average shares outstanding:
Basic	168,646	160,498	5%	173,271	161,517	7%
Diluted	172,201	162,789	6%	176,756	164,446	7%
Earnings per share:
Basic	$1.68	$1.61	4%	$0.56	$0.56	0%
Diluted	$1.65	$1.59	4%	$0.55	$0.55	0%
Shareholders’ equity (end of period)	$3,046,242	$2,475,580	23%	$3,046,242	$2,475,580	23%
Book value per share (end of period)	$17.50	$15.32	14%	$17.50	$15.32	14%
Tangible book value per share (end of period)	$9.34	$8.32	12%	$9.34	$8.32	12%

RATIOS & OTHER INFORMATION:			Nominal Inc/(Dec)			Nominal Inc/(Dec)
Net interest margin (net interest income as a % of average earning assets) (1)	3.67%	3.67%	0.00%	3.68%	3.63%	0.05%
Net interest spread (yield on earning assets minus yield on interest-bearing liabilities) (1)	3.44%	3.40%	0.04%	3.42%	3.39%	0.03%
Return on average assets	1.35%	1.36%	-0.01%	1.33%	1.39%	-0.06%
Return on average equity	13.61%	14.45%	-0.84%	13.24%	14.85%	-1.61%
At period end:
Tier 1 leverage capital ratio	6.95%	6.56%	0.39%	6.95%	6.56%	0.39%
Tangible equity/tangible assets	5.89%	5.46%	0.43%	5.89%	5.46%	0.43%
Total risk based capital ratio	11.62%	11.29%	0.33%	11.62%	11.29%	0.33%
Non-performing loans	$66,012	$66,725	-1%	$66,012	$66,725	-1%
Total non-performing assets	$68,068	$70,357	-3%	$68,068	$70,357	-3%
Non-performing loans as a % of total loans	0.36%	0.42%	-0.06%	0.36%	0.42%	-0.06%
Non-performing assets as a % of total assets	0.23%	0.27%	-0.04%	0.23%	0.27%	-0.04%
Full service banking offices	387	357		387	357

FINANCIAL INFORMATION AND RATIOS EXCLUDING CERTAIN ITEMS (Non-GAAP Financial Information):

Noninterest income as a percent of total income (2)	27.38%	27.91%	-0.53%	26.94%	28.85%	-1.91%
Merger and consolidation costs on a net of tax basis (3)	$8,078	$4,420	83%	$4,342	$525	727%
Per diluted share:	0.05	0.03	67%	0.03	—	NM
Noninterest expense (4)	$486,392	$448,316	8%	$168,595	$150,839	12%
Return on average assets (5)	1.39%	1.38%	0.01%	1.39%	1.40%	-0.01%
Cash return on average tangible assets (5) (6)	1.48%	1.47%	0.01%	1.49%	1.48%	0.01%
Return on average equity (5)	14.00%	14.69%	-0.69%	13.82%	14.93%	-1.11%
Cash return on average tangible equity (5) (6)	26.83%	26.83%	0.00%	27.20%	28.63%	-1.43%
Efficiency ratio (7)	51.39%	51.50%	-0.11%	51.39%	51.15%	0.24%
Cash efficiency ratio (8)	50.72%	50.74%	-0.02%	50.67%	50.36%	0.31%

(1)	Adjusted to fully taxable equivalent basis.
(2)	Excludes securities gains/(losses).
(3)	Merger and consolidation costs consist of merger charges, certain asset write-downs and branch closing costs.
(4)	Excludes pre-tax merger and consolidation costs and prepayment penalties.
(5)	Excludes merger and consolidation costs, net of related tax benefits.
(6)	Cash ratios reflect an adjustment to add back the amortization of intangible assets, net of related tax benefits.
(7)	Excludes securities gains/(losses) and merger and consolidation costs.
(8)	Excludes securities gains/(losses), merger and consolidation costs and amortization of intangible assets.
Ratios are annualized where appropriate.

Banknorth Group, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCE SHEETS (Unaudited)

	Three Months Ended September 30,
	2004		2003
	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate
Assets
Loans and leases (1)
Residential real estate mortgages	$3,135,400	4.95%	$2,852,568	5.43%
Commercial real estate mortgages	6,158,271	5.76%	5,263,002	5.88%
Commercial loans and leases	3,827,919	4.93%	3,216,254	5.04%
Consumer loans and leases	5,185,483	5.10%	4,577,421	5.43%

	18,307,073	5.26%	15,909,245	5.50%
Securities	7,822,646	4.35%	7,270,800	3.96%
Federal funds sold and other short-term investments	5,609	1.55%	16,113	1.36%

Total earning assets	26,135,328	4.98%	23,196,158	5.02%
Bank owned life insurance	508,425		478,572
Noninterest-earning assets	2,532,355		2,139,519

Total assets	$29,176,108		$25,814,249

Liabilities & Shareholders’ Equity
Interest-bearing deposits:
Regular savings	$2,603,474	0.29%	$2,474,169	0.40%
Retail money market and NOW accounts	7,884,927	0.80%	6,815,603	0.80%
Retail certificates of deposit	4,672,879	1.91%	5,053,277	2.27%
Brokered deposits	506	1.63%	—	0.00%

Total interest-bearing deposits	15,161,786	1.05%	14,343,049	1.25%
Borrowed funds	6,652,815	2.73%	5,407,580	2.63%

Total interest-bearing liabilities	21,814,601	1.56%	19,750,629	1.63%
Noninterest bearing deposits	4,236,569		3,388,018
Other liabilities	186,203		263,171
Shareholders’ equity	2,938,735		2,412,431

Total liabilities and shareholders’ equity	$29,176,108		$25,814,249

Net earning assets	$4,320,727		$3,445,529

Net interest income (fully taxable equivalent)	$241,339		$211,397
Less: fully taxable equivalent adjustments	(1,679)		(1,565)

Net interest income	$239,660		$209,832

Net interest rate spread (fully taxable equivalent)		3.42%		3.39%
Net interest margin (fully taxable equivalent)		3.68%		3.63%

(1)	Loans and leases include portfolio loans and leases, loans held for sale and nonperforming loans.

Banknorth Group, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCE SHEETS (Unaudited)

	Nine Months Ended September 30,
	2004		2003
	Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate
Assets
Loans and leases (1)
Residential real estate mortgages	$2,950,094	5.04%	$2,880,776	5.72%
Commercial real estate mortgages	5,861,892	5.74%	5,084,858	6.16%
Commercial loans and leases	3,630,870	4.82%	3,126,338	5.19%
Consumer loans and leases	5,017,428	5.08%	4,410,562	5.73%

	17,460,284	5.24%	15,502,534	5.76%
Securities	7,680,939	4.28%	7,474,971	4.26%
Federal funds sold and other short-term investments	5,562	1.27%	12,922	1.39%

Total earning assets	25,146,785	4.95%	22,990,427	5.27%
Bank owned life insurance	498,736		459,049
Noninterest-earning assets	2,391,826		2,016,447

Total assets	$28,037,347		$25,465,923

Liabilities & Shareholders’ Equity
Interest-bearing deposits:
Regular savings	$2,562,340	0.29%	$2,373,161	0.49%
Retail money market and NOW accounts	7,551,311	0.79%	6,540,686	0.93%
Retail certificates of deposit	4,684,097	1.94%	5,103,328	2.44%
Brokered deposits	170	1.63%	—	0.00%

Total interest-bearing deposits	14,797,918	1.07%	14,017,175	1.40%
Borrowed funds	6,394,319	2.53%	5,710,875	2.99%

Total interest-bearing liabilities	21,192,237	1.51%	19,728,050	1.87%
Noninterest bearing deposits	3,875,740		3,132,825
Other liabilities	182,209		206,378
Shareholders’ equity	2,787,161		2,398,670

Total liabilities and shareholders’ equity	$28,037,347		$25,465,923

Net earning assets	$3,954,548		$3,262,377

Net interest income (fully taxable equivalent)	$692,033		$631,862
Less: fully taxable equivalent adjustments	(4,714)		(4,319)

Net interest income	$687,319		$627,543

Net interest rate spread (fully taxable equivalent)		3.44%		3.40%
Net interest margin (fully taxable equivalent)		3.67%		3.67%

(1)	Loans and leases include portfolio loans and leases, loans held for sale and nonperforming loans.

Banknorth Group, Inc. and Subsidiaries

Asset Quality (unaudited)
(Dollars in thousands)

	9/30/2004		6/30/2004	3/31/2004	12/31/2003	9/30/2003
Non-performing assets:
Residential real estate mortgages	$7,274		$7,870	$7,990	$7,157	$9,135
Commercial real estate mortgages	33,338		27,951	24,619	19,700	27,069
Commercial business loans and leases	18,573		23,636	28,978	24,412	22,857
Consumer loans and leases	6,827		5,685	6,267	8,493	7,664

Total non-performing loans and leases	66,012		65,142	67,854	59,762	66,725
Other non-performing assets, net	2,056		2,025	2,700	3,342	3,632

Total non-performing assets	$68,068		$67,167	$70,554	$63,104	$70,357

Allowance for loan and lease losses	$242,885	(1)	$247,620	$233,297	$232,287	$229,581

Net loan charge-offs (recoveries):
Residential real estate mortgages	$86		$(42)	$(72)	$10	$58
Commercial real estate mortgages	(529)		(663)	(446)	(168)	(269)

Total real estate mortgages	(443)		(705)	(518)	(158)	(211)
Commercial business loans and leases	2,939		3,387	1,785	2,402	518
Consumer loans and leases	6,308		6,160	7,223	8,111	7,852

Total net charge-offs	$8,804		$8,842	$8,490	$10,355	$8,159

Ratios:
Allowance for loan and lease losses to total loans and leases	1.32	%(1)	1.37%	1.40%	1.42%	1.44%
Allowance for loan and lease losses to non-performing loans	367.94	%(1)	380.12%	343.82%	388.69%	344.07%
Non-performing loans to total loans and leases	0.36%		0.36%	0.41%	0.37%	0.42%
Non-performing assets to total assets	0.23%		0.23%	0.26%	0.24%	0.27%
Net charge-offs to average loans — QTD (2)	0.19%		0.20%	0.21%	0.26%	0.20%

(1)	In September 2004, $6.6 million was transferred from the allowance for loan and lease losses to a liability account related to reserves for off-balance sheet loan commitments. Had this amount not been transferred, the ratio of allowance for loan and lease losses to total loans and leases would have been 1.36% and the ratio of the allowance for loan and lease losses to non-performing loans would have been 378.10% at September 30, 2004.
(2)	Annualized.

Banknorth Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except per share data)	Three Months Ended
	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003
Interest and dividend income	$325,361	$309,146	$292,652	$290,414	$290,750
Interest expense	85,701	79,096	75,043	77,126	80,918

Net interest income	239,660	230,050	217,609	213,288	209,832
Provision for loan and lease losses	10,670	9,500	9,500	10,400	10,500

Net interest income after provision for loan and lease losses	228,990	220,550	208,109	202,888	199,332

Noninterest income:
Deposit services	27,583	27,260	26,153	25,881	25,167
Insurance brokerage commissions	12,417	12,278	13,736	11,480	10,930
Merchant and electronic banking income, net	13,723	13,069	10,404	10,542	11,115
Trust and investment management services	10,280	9,870	9,149	8,470	8,178
Bank owned life insurance	5,732	6,275	5,496	5,978	5,785
Investment planning services	4,634	5,146	4,839	4,765	3,761
Net gains on sales of securities	3,124	3,355	3,581	2,682	3,573
Other noninterest income	14,020	12,223	14,859	14,637	20,147

	91,513	89,476	88,217	84,435	88,656

Noninterest expense:
Salaries and employee benefits	91,935	87,005	87,534	81,451	82,230
Occupancy and equipment expense	27,940	27,512	27,599	26,731	26,188
Data processing	11,118	10,018	10,436	9,881	10,466
Advertising and marketing	6,278	6,303	7,523	5,430	5,553
Amortization of identifiable intangible assets	2,379	2,084	1,904	2,324	2,320
Merger and consolidation costs (1)	5,603	4,135	1,614	1,316	808
Prepayment penalties on borrowings	—	—	—	—	—
Other noninterest expense	28,945	26,769	23,109	28,543	24,082

	174,198	163,826	159,719	155,676	151,647

Income before income tax expense	146,305	146,200	136,607	131,647	136,341
Income tax expense	48,534	50,353	46,280	40,085	46,063

Net Income	$97,771	$95,847	$90,327	$91,562	$90,278

Weighted average shares outstanding:
Basic	173,271	169,637	162,965	162,149	161,517
Diluted	176,756	173,109	166,657	165,685	164,446
Earnings per share:
Basic	$0.56	$0.57	$0.55	$0.56	$0.56
Diluted	0.55	0.55	0.54	0.55	0.55

(1)	Merger and consolidation costs consist of merger charges, certain asset write-downs and branch closing costs.

Banknorth Group, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(In thousands, except per share data)	Three Months Ended
	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003
Net interest income	$239,660	$230,050	$217,609	$213,288	$209,832
Net income	$97,771	$95,847	$90,327	$91,562	$90,278
Shares outstanding (end of period)	174,023	172,546	163,046	162,188	161,543
Weighted average shares outstanding:
Basic	173,271	169,637	162,965	162,149	161,517
Diluted	176,756	173,109	166,657	165,685	164,446
Earnings per share:
Basic	$0.56	$0.57	$0.55	$0.56	$0.56
Diluted	$0.55	$0.55	$0.54	$0.55	$0.55
Shareholders’ equity (end of period)	$3,046,242	$2,866,692	$2,651,911	$2,520,519	$2,475,580
Book value per share (end of period)	$17.50	$16.61	$16.26	$15.54	$15.32
Tangible book value per share (end of period)	$9.34	$8.39	$9.14	$8.37	$8.32
RATIOS & OTHER INFORMATION:
Net interest margin (net interest income as a % of average earning assets) (1)	3.68%	3.66%	3.68%	3.65%	3.63%
Net interest spread (yield on earning assets minus yield on interest-bearing liabilities) (1)	3.42%	3.43%	3.46%	3.42%	3.39%
Return on average assets	1.33%	1.36%	1.37%	1.39%	1.39%
Return on average equity	13.24%	13.54%	14.13%	14.72%	14.85%
At period end:
Tier 1 leverage capital ratio	6.95%	6.75%	6.84%	6.65%	6.56%
Tangible equity/tangible assets	5.89%	5.20%	5.79%	5.37%	5.46%
Total risk based capital ratio	11.62%	11.13%	11.47%	11.29%	11.29%
Non-performing loans	$66,012	$65,143	$67,854	$59,762	$66,725
Total non-performing assets	$68,068	$67,167	$70,554	$63,104	$70,357
Non-performing loans as a % of total loans	0.36%	0.36%	0.41%	0.37%	0.42%
Non-performing assets as a % of total assets	0.23%	0.23%	0.26%	0.24%	0.27%
Full service banking offices	387	389	358	359	357

FINANCIAL INFORMATION AND RATIOS EXCLUDING CERTAIN ITEMS (Non-GAAP Financial Information):

Noninterest income as a percent of total income (2)	26.94%	27.24%	28.00%	27.71%	28.85%
Merger and consolidation costs on a net of tax basis (3)	$4,342	$2,687	$1,049	$855	$525
Per diluted share:	0.03	0.02	0.01	0.01	—
Noninterest expense (4)	$168,595	$159,691	$158,105	$154,360	$150,839
Return on average assets (5)	1.39%	1.40%	1.39%	1.41%	1.40%
Cash return on average tangible assets (5) (6)	1.49%	1.49%	1.47%	1.49%	1.48%
Return on average equity (5)	13.82%	13.92%	14.29%	14.86%	14.93%
Cash return on average tangible equity (5) (6)	27.20%	26.67%	26.44%	27.86%	28.63%
Efficiency ratio (7)	51.39%	50.51%	52.31%	52.32%	51.15%
Cash efficiency ratio (8)	50.67%	49.85%	51.68%	51.53%	50.36%

(1)	Adjusted to fully taxable equivalent basis.
(2)	Excludes securities gains/(losses).
(3)	Merger and consolidation costs consist of merger charges, certain asset write-downs and branch closing costs.
(4)	Excludes pre-tax merger and consolidation costs and prepayment penalties on borrowings.
(5)	Excludes merger and consolidation costs, net of related tax benefits.
(6)	Cash ratios reflect an adjustment to add back the amortization of intangible assets, net of related tax benefits.
(7)	Excludes securities gains/(losses), prepayment penalties on borrowings, and merger and consolidation costs.
(8)	Excludes securities gains/(losses), prepayment penalties on borrowings, merger and consolidation costs, and amortization of intangible assets.
Ratios are annualized where appropriate.

Banknorth Group, Inc. and Subsidiaries
Reconciliation Table — Non-GAAP Financial Information (Unaudited)

(In thousands, except per share data)	Three Months Ended
	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003
Net income (including merger and consolidation costs)	$97,771	$95,847	$90,327	$91,562	$90,278
Add back merger and consolidation costs, net of tax
Merger related	4,342	2,687	1,355	862	525
Branch closings	—	—	(306)	(7)	—

Excluding merger and consolidation costs	102,113	98,534	91,376	92,417	90,803
Add back amortization of intangibles, net of tax	1,547	1,354	1,238	1,511	1,508

Cash basis, excluding merger and consolidation costs	$103,660	$99,888	$92,614	$93,928	$92,311

Basic earnings per share	$0.56	$0.57	$0.55	$0.56	$0.56
Effects of merger and consolidation costs, net of tax	0.03	0.01	0.01	0.01	—

Excluding merger and consolidation costs	0.59	0.58	0.56	0.57	0.56
Effects of amortization of intangibles, net of tax	0.01	0.01	0.01	0.01	0.01

Cash basis, excluding merger and consolidation costs	$0.60	$0.59	$0.57	$0.58	$0.57

Diluted earnings per share	$0.55	$0.55	$0.54	$0.55	$0.55
Effects of merger and consolidation costs, net of tax	0.03	0.02	0.01	0.01	—

Excluding merger and consolidation costs	0.58	0.57	0.55	0.56	0.55
Effects of amortization of intangibles, net of tax	0.01	0.01	0.01	0.01	0.01

Cash basis, excluding merger and consolidation costs	$0.59	$0.58	$0.56	$0.57	$0.56

Return on average assets	1.33%	1.36%	1.37%	1.39%	1.39%
Effects of merger and consolidation costs, net of tax	0.06%	0.04%	0.02%	0.02%	0.01%

Excluding merger and consolidation costs	1.39%	1.40%	1.39%	1.41%	1.40%
Effects of amortization of intangibles, net of tax	0.10%	0.09%	0.08%	0.08%	0.08%

Cash basis, excluding merger and consolidation costs	1.49%	1.49%	1.47%	1.49%	1.48%

Return on average equity	13.24%	13.54%	14.13%	14.72%	14.85%
Effects of merger and consolidation costs, net of tax	0.58%	0.38%	0.16%	0.14%	0.08%

Excluding merger and consolidation costs	13.82%	13.92%	14.29%	14.86%	14.93%
Effects of amortization of intangibles, net of tax	13.38%	12.75%	12.15%	13.00%	13.70%

Cash basis, excluding merger and consolidation costs	27.20%	26.67%	26.44%	27.86%	28.63%

Efficiency ratio	52.60%	51.27%	52.23%	52.29%	50.80%
Effects of securities gains	0.50%	0.55%	0.62%	0.47%	0.62%
Effects of merger and consolidation costs	-1.71%	-1.31%	-0.53%	-0.44%	-0.27%

Excluding securities gains and merger and consolidation costs	51.39%	50.51%	52.31%	52.32%	51.15%
Effects of amortization of intangibles	-0.72%	-0.66%	-0.63%	-0.79%	-0.79%

Cash basis, excluding securities gains, and merger and consolidation costs	50.67%	49.85%	51.68%	51.53%	50.36%

Non Interest Income	$91,513	$89,476	$88,217	$84,435	$88,656
Net gains on sales of securities	3,124	3,355	3,581	2,682	3,573

Excluding securities gains	$88,389	$86,121	$84,636	$81,753	$85,083

Non Interest Expense	$174,198	$163,826	$159,719	$155,676	$151,647
Merger and consolidation costs	5,603	4,135	1,614	1,316	808

Excluding merger and consolidation costs	$168,595	$159,691	$158,105	$154,360	$150,839

Banknorth Group, Inc. and Subsidiaries
Reconciliation Table — Non-GAAP Financial Information (Unaudited)

(In thousands, except per share data)	Nine Months Ended
	9/30/2004	9/30/2003
Net income (including merger and consolidation costs)	$283,945	$259,197
Add back merger and consolidation costs, net of tax
Merger related	8,412	4,848
Branch closings	(334)	(28)
Revised auto lease residual charge	—	(400)

Excluding merger and consolidation costs	292,023	263,617
Add back amortization of intangibles, net of tax	4,139	4,304

Cash basis, excluding merger and consolidation costs	$296,162	$267,921

Basic earnings per share	$1.68	$1.61
Effects of merger and consolidation costs, net of tax	0.05	0.03

Excluding merger and consolidation costs	1.73	1.64
Effects of amortization of intangibles, net of tax	0.03	0.03

Cash basis, excluding merger and consolidation costs	$1.76	$1.67

Diluted earnings per share	$1.65	$1.59
Effects of merger and consolidation costs, net of tax	0.05	0.03

Excluding merger and consolidation costs	1.70	1.62
Effects of amortization of intangibles, net of tax	0.02	0.03

Cash basis, excluding merger and consolidation costs	$1.72	$1.65

Return on average assets	1.35%	1.36%
Effects of merger and consolidation costs, net of tax	0.04%	0.02%

Excluding merger and consolidation costs	1.39%	1.38%
Effects of amortization of intangibles, net of tax	0.09%	0.09%

Cash basis, excluding merger and consolidation costs	1.48%	1.47%

Return on average equity	13.61%	14.45%
Effects of merger and consolidation costs, net of tax	0.39%	0.24%

Excluding merger and consolidation costs	14.00%	14.69%
Effects of amortization of intangibles, net of tax	12.83%	12.14%

Cash basis, excluding merger and consolidation costs	26.83%	26.83%

Efficiency ratio	52.04%	53.35%
Effects of securities gains and prepayment penalties on borrowings	0.55%	-1.07%
Effects of merger and consolidation costs	-1.20%	-0.78%

Excluding securities gains, prepayment penalties on borrowings, and merger and consolidation costs	51.39%	51.50%
Effects of amortization of intangibles	-0.67%	-0.76%

Cash basis, excluding securities gains, prepayment penalties on borrowings, and merger and consolidation costs	50.72%	50.74%

Non Interest Income	$269,207	$282,723
Net gains on sales of securities	10,060	39,778

Excluding securities gains	$259,147	$242,945

Non Interest Expense	$497,742	$485,594
Merger and consolidation costs	11,351	6,788
Prepayment penalties on borrowings	—	30,490

Excluding merger and consolidation costs, write-off of branch automation project and prepayment penalties on borrowings.	$486,391	$448,316